UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017 (April 7, 2017)

PGT Innovations, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive North Venice, Florida		34275
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (941) 480-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 7, 2017, PGT Innovations, Inc., through its wholly-owned subsidiary PGT Industries, Inc. (the “Company”), entered into a Product Supply and Sales Agreement (the “Agreement”), by and between the Company and Kuraray America, Inc., a Delaware corporation  (“Kuraray”), for the supply by Kuraray and the purchase by the Company of certain polyvinyl butyral and ionoplast interlayer products (the “Products”) produced by Kuraray and necessary for the production of the Company’s branded window and door products.  The Company has agreed to purchase 100% of its requirements for the Products from Kuraray, and Kuraray has agreed to supply such Products, through December 31, 2019. A copy of the Agreement is included herein as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Product Supply and Sales Agreement, dated as of April 7, 2017, by and between PGT Industries, Inc. and Kuraray America, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

Date: April 12, 2017	By:	/s/ Brad West
Name: Brad West
Title: Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Product Supply and Sales Agreement, dated as of April 7, 2017, by and between PGT Industries, Inc. and Kuraray America, Inc.